UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2026

ACTINIUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36374	74-2659386
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Park Ave., 23rd Floor,

New York, New York 10017

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 677-3870

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATNM	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 27, 2026, Actinium Pharmaceuticals, Inc. (the “Company”) received a notice (the “Notice”) from NYSE American LLC (“NYSE American”) indicating that the Company is not in compliance with the continued listing standards set forth in Section 1003(a)(ii) of the NYSE American Company Guide (the “Company Guide”), which requires a listed company to maintain stockholders’ equity of $4.0 million or more if it has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years. As of March 31, 2026, the Company reported stockholders’ equity of approximately $2.3 million, and had net losses in its last five fiscal years ended December 31, 2025.

In connection with its non-compliance with Sections 1003(a)(ii) and (iii) of the Company Guide, the Company must submit a plan by June 26, 2026, advising of actions it has taken or will take to regain compliance with the continued listing standards by November 27, 2027 (“Plan Period Deadline”). If NYSE Regulation determines to accept the plan, the Company will be notified in writing and will be subject to periodic reviews including quarterly monitoring for compliance with the plan.

If the Company does not submit a plan or if the plan is not accepted, delisting proceedings will commence. Furthermore, if the plan is accepted but the Company is not in compliance with the continued listing standards by the Plan Period Deadline, or if the Company does not make progress consistent with the plan during the plan period, NYSE American staff will initiate delisting proceedings as appropriate. The Company may appeal a staff delisting determination in accordance with Section 1010 and Part 12 of the Company Guide.

The Notice has no immediate effect on the listing or trading of the Company’s common stock, which will continue to trade on NYSE American under the symbol “ATNM,” subject to the Company’s compliance with the other continued listing requirements of NYSE American, and will continue to trade with a “.BC” indicator to denote that the Company is below compliance. The Company intends to submit a plan to NYSE American within the required timeframe.

There can be no assurance that the Company will be able to regain compliance with the applicable continued listing standards, that the Company will submit a plan that is accepted by NYSE American, that the Company will be able to comply with the terms of any accepted Plan, or that the Company will be able to maintain the listing of its common stock on NYSE American.

Item 7.01. Regulation FD Disclosure.

On May 29, 2026, pursuant to Sections 402(g) and 1009(j) of the Company Guide, the Company issued a press release announcing, among other things, its receipt of the Notice and providing an update on the development program for its ATNM-400 product candidate. The full text of the press release is set forth below.

The information furnished pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated May 29, 2026 (furnished pursuant to Item 7.01 of Form 8-K)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTINIUM PHARMACEUTICALS, INC.

Date: May 29, 2026

By:	/s/ Sandesh Seth
	Name:	Sandesh Seth
	Title:	Chairman and Chief Executive Officer

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